UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-9009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 14, 2005, BakBone Software Incorporated (the “Company”) entered into a definitive agreement to acquire Constant Data, Inc. (the “Acquisition”). Pursuant to the terms of the Acquisition, Constant Data, Inc. (“Constant Data”) will become a wholly-owned subsidiary of the Company. The Company acquired Constant Data for approximately $5.0 million in cash and limited contingent payments. The Company will also assume certain assets and liabilities resulting in a total current transaction value of approximately $5.5 million.

On November 16, 2005, the Company issued a press release regarding the Acquisition. The press release is filed with this report on Form 8-K on Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 15, 2005, the Company completed the Acquisition. As a result of the Acquisition, Constant Data became a wholly-owned subsidiary of the Company and therefore will be included in the consolidated financial results of the Company for periods from and subsequent to November 15, 2005.

The description of the transaction set forth above and elsewhere in this report is qualified in its entirety by reference to the agreement and plan of merger filed with this current report as Exhibit 2.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 14, 2005, by and among BakBone Software, Inc., a California corporation, Blackfoot Acquisition, Inc., a Minnesota corporation, Constant Data, Inc., a Minnesota corporation and certain individuals named therein.

99.1	Press Release of the Company issued on November 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED
(Registrant)

Date: November 18, 2005	By:	/s/ John Fitzgerald
John Fitzgerald
Chief Financial Officer

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